SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                             ----------------

                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): September 7, 1999


                         Precision Standard, Inc.
            (Exact Name of Registrant as Specified in Charter)


        Colorado               0-13829                 84-0985295
(State or Other Jurisdiction (Commission             (IRS Employer
   of Incorporation)         File Number)         Identification No.)


                           12000 E. 47th Avenue
                                 Suite 400
                          Denver, Colorado 80237
            (Address of Principal Executive Offices)


                         (303) 371-6525
            Registrant's telephone number, including area code:

Item 1

     On September 7, 1999, Matthew L. Gold, the Chairman and Chief Executive Officer of Precision Standard, Inc. (the "Company") sold 1,000,000 shares of Common Stock of the Company to Tennenbaum & Co., LLC ("TCO"), a private investment firm, and certain other investors (collectively, the "Buyers") for a purchase price of $10,000,000 in cash and transferred an additional 1,026,908 shares of Common Stock of the Company to TCO/PSI, LLC, a newly formed Delaware limited liability company. The sale was pursuant to a Stock Purchase Agreement dated the same date (the "Stock Purchase Agreement"). In connection with the purchase, the Buyers executed a proxy with respect to their 1,000,000 shares of Common Stock of the Company in favor of TCO/PSI, LLC to vote such shares in accordance with the voting provisions set forth in the TCO/PSI, LLC Agreement. Such proxy terminates with respect to each share of Common Stock on the earliest to occur of (1) the sale and transfer of such share from the Buyers, (2) termination of the TCO/PSI, LLC Agreement, or (3) the annual meeting of shareholders of the Company held in calendar year 2000.

     Mr. Gold and TCO jointly formed TCO/PSI, LLC, with Mr. Gold and TCO serving as the managing members thereof. The TCO/PSI, LLC Agreement provides that (i) TCO/PSI, LLC shall vote the contributed shares of Common Stock of the Company for the election of a slate of directors of the Company consisting of two TCO nominees, two nominees by Mr. Gold and such other nominees as Mr. Gold and TCO select and that (ii) TCO/PSI, LLC shall vote the contributed shares of Common Stock of the Company in favor of any matter recommended by a majority of the Company's board of directors, on condition that all of TCO's and Mr. Gold's nominees to the board of directors were then serving and voted or abstained from voting on such matter. In the event that a matter is submitted for shareholder approval without a recommendation from the Company's board of directors, TCO/PSI, LLC shall vote the contributed shares of Common Stock of the Company as directed by Mr. Gold and TCO or, if Mr. Gold and TCO do not agree as to how the contributed shares should be voted on that matter, TCO/PSI, LLC shall vote 50% of the contributed shares as directed by Mr. Gold and 50% as directed by TCO.

     The Company also announced on September 7, 1999 that Donald Hannah and Admiral George "Gus" E. R. Kinnear, II submitted resignations from the board of directors of the Company effective as of the closing of the Stock Purchase Agreement. Mr. Michael Tennenbaum and Mr. Mark Holdsworth have been elected to fill the two vacant seats on the board of directors until their successors are duly elected and qualified at the next annual shareholders' meeting. Mr. Tennenbaum has been elected to serve as Chairman of the Board of Directors and Mr. Gold has been elected to serve as Chairman of the Executive Committee of the Board of Directors.

     A copy of the Press Release issued by the Company is attached hereto as Exhibit 99.

Item 7(c) Exhibits

99.1 Press Release dated September 7, 1999

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Precision Standard, Inc.



                                   By:/s/Matthew L. Gold
                                   Name: Matthew L. Gold, President

Dated:    September 8, 1999